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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF TROY & GOULD PROFESSIONAL CORPORATION]


                                  May 24, 000


PCSupport.com, Inc.
Suite 280, 4400 Dominion Street
Burnaby, British Columbia, Canada V5G 4G3

     Re:  Registration Statement on Form SB-2
          -----------------------------------

     At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") of PCSupport.com, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 4,470,493 issued and outstanding shares of Common Stock of the Company (the "Issued Shares") and 2,820,838 shares of Common Stock of the Company (the "Underlying Shares") issuable upon the exercise of certain warrants, as described in the Registration Statement. The Issued Shares and the Underlying Shares (collectively, the "Shares") are to be offered for resale by certain selling securityholders as described therein. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

     We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the issuance, or authorization for issuance, of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

     Based on the foregoing, it is our opinion that (i) the Issued Shares have been duly and validly authorized and issued, are fully paid and nonassessable and (ii) the Underlying Shares have been duly and validly authorized and, when issued as provided in the warrants relating thereto, will be duly and validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                   Very truly yours,


                                   /s/ Troy & Gould Professional Corporation
                                   -----------------------------------------
                                   Troy & Gould Professional Corporation